                                                                    Exhibit 99.5

                                ESCROW AGREEMENT

            This ESCROW AGREEMENT, dated as of January 14, 2004 (the "Agreement"), among New Mountain Partners, L.P., a Delaware limited partnership (the "Fund"), Bank of America, N.A. as the intended trustee of a trust (the "Trust") to be created to hold certain assets on behalf of the Fund's partners (the "Trustee") and Bank of America, N.A. as the escrow agent (the "Escrow Agent"),



                              W I T N E S S E T H:
                               - - - - - - - - - -


            WHEREAS, the Fund and the Trustee anticipate entering into a trust agreement (the "Trust Agreement"), providing, among other things, for the creation of the Trust;

            WHEREAS, the Fund intends to transfer irrevocably to the Trust all of its right, title and interest in certain shares of Series A Convertible Preferred Stock in Strayer Education, Inc., a Maryland corporation ("Strayer Education");

            WHEREAS, before the Fund irrevocably transfers to the Trust all of its right, title and interest in certain shares of Series A Convertible Preferred Stock in Strayer Education, the Fund intends to deposit irrevocably those shares into escrow and to execute an irrevocable proxy that irrevocably assigns to the Trustee its voting rights with regard to the Escrowed Shares during the escrow period (the "Escrow Transaction");


            WHEREAS, the Escrow Transaction is subject to approval by or other action with respect to the Education Agencies listed on Schedule X;

            WHEREAS, the Fund and the Trustee desire the Escrow Agent to hold and dispose of the Escrowed Shares pending transfer of those shares to the Trust in accordance with the terms of this Agreement, and the Escrow Agent is willing to do so on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the transactions contemplated by the parties, and of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

            1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:


            (a) "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City are authorized or obligated by law or executive order to remain closed.

            (b) "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            (c) "DOE" means the U.S. Department of Education and any successor agency administering Financial Assistance programs under Title IV.

            (d) "DOE Approval Notice" means a program participation agreement, both issued and executed by DOE, in conjunction with an Eligibility and Certification Approval report (but not including a temporary provisional program participation agreement).

            (e) "Education Agency" means any person, entity or organization, whether governmental, governmental chartered, private, or quasi-private, that engages in granting or withholding Educational Approvals for or otherwise regulates private post-secondary schools, their agents, or employees in accordance with standards relating to the performance, operation, financial condition, or academic standards of such schools, and the provision of Financial Assistance by and to such schools or their students, including, without limitation, the DOE, state authorizing or licensing agencies, accrediting agencies, the U.S. Department of Veterans Affairs, the U.S. Department of Homeland Security, and student loan guaranty agencies that have guaranteed loans for students at the University.

            (f) "Educational Approval" means any license, permit, authorization, certification, agreement, accreditation, or similar approval material to the operations of Strayer Education or the University issued by any Education Agency to Strayer Education, Strayer, or the University.

            (g) "Escrow Date" has the meaning assigned to such term in Section 3(a).

            (h) "Escrowed Shares" has the meaning assigned to such term in
Section 3(a).

            (i) "Escrow Transaction" has the meaning assigned to such term in the Recitals hereto.

            (j) "Financial Assistance" means any form of student financial assistance, grants or loans, including without limitation Title IV Program funding.

            (k) "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), voting or other restriction, registration or other requirement, preemptive right or other security interest of any kind or nature whatsoever.

            (l) "DOE Pre-Escrow Date Notice" has the meaning assigned to such term in Section 4(a).

            (m) "Strayer" means Strayer University, Inc., a Maryland corporation.

            (n) "Strayer Education" has the meaning assigned to such term in the Recitals hereto.

            (o) "Termination Date" has the meaning assigned to such term in
Section 5(a).

            (p) "Title IV" means Chapter 28, Subchapter IV of the Higher Education Act of 1965, as amended, 20 U.S.C.Section 1070 et seq., and any amendments or successor statutes thereto.

            (q) "Title IV Programs" means Federal student financial aid programs authorized or administered under Title IV.

            (r) "Transfer" has the meaning assigned to such term in Section
5(a).

            (s) "University" means Strayer University, the institution of higher education owned and operated by Strayer Education through Strayer.

            2. Appointment of the Escrow Agent. The Fund and the Trustee hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.


            3. Delivery and Deposit of the Escrowed Shares.


            (a) On the later of (i) the first Business Day after the conditions set forth in Section 4 have been satisfied and (ii) such other date as the parties may agree in writing (the "Escrow Date"), the Fund shall (A) deposit irrevocably into escrow one or more certificates representing 350,000 shares of Strayer Education Series A Convertible Preferred Stock (the "Escrowed Shares") plus cash in the amount of $25,000, (B) execute an irrevocable proxy in substantially the form attached hereto as Exhibit A, which irrevocably assigns to the Trustee the Fund's voting rights with regard to the Escrowed Shares during the escrow period, (C) file with the Commission a Form 13D amendment and a Form 4 reporting the transfer of the Escrowed Shares, and (D) notify Strayer Education in writing that it has taken the action described in subparagraphs (A) through (C) of this paragraph.

            (b) The Fund hereby agrees that it shall have no power to transfer, sell or otherwise dispose of the Escrowed Shares during the escrow period.

            (c) The Escrow Agent shall hold the Escrowed Shares in an Escrow Account (the "Escrow Account") for the benefit of the Fund and the Trustee. The Escrowed Shares shall be used solely for the purposes and subject to the conditions set forth in this Agreement.

            (d) The Fund shall cause to be deposited into escrow any dividends received with respect to the Escrowed Shares during the escrow period. Any in-kind dividends shall, for all purposes under this agreement, to the extent applicable, be deemed to be part of the Escrowed Shares.

            4. Conditions Precedent to Escrow. The obligation of the Fund to perform the actions described in Section 3(a) is subject to the fulfillment on or prior to the Escrow Date of the following conditions, none of which may be waived by any party:


            (a) (i) Strayer Education, Strayer, or the University shall have received from the DOE a complete written response regarding DOE's review of an Application for Approval to Participate in the Federal Student Financial Aid Programs filed by the University seeking pre-acquisition review before the Escrow Date or any other materials filed by Strayer Education, Strayer, or the University to obtain the DOE's pre-Escrow Date review (the "DOE Pre-Escrow Date Notice") and (ii) the DOE Pre-Escrow Date Notice shall not notify the University of any material impediment, which impediment has not been cured by the Escrow Date, to obtaining (1) a temporary provisional program participation agreement after the Escrow Date and (2) a DOE Approval Notice within 120 days after the Escrow Date.

            (b) Any and all other approvals and other action listed or required to be listed on Schedule X, except those approvals indicated with an asterisk on
Schedule X which cannot be obtained prior to the Escrow Date, shall have been obtained without any material adverse change in the terms and conditions of any Educational Approval.

            (c) The Escrowed Shares shall be free and clear of any Liens.

            (d) The Fund and the Trustee shall have entered into the Trust Agreement, which shall be in substantially the form attached hereto as Exhibit B.


            5. Release of the Escrowed Shares; Termination.


            (a) On the later of (i) the first Business Day after the University has received all approvals and other action listed on Schedule X, including but not limited to a DOE Approval Notice, and (ii) such other date as the parties may agree in writing (the "Termination Date"), the Escrow Agent shall transfer to the Trust all of the Escrowed Shares and dividends received hereon (the "Transfer"). In no event shall the Transfer occur before the University has received all approvals and other action listed on Schedule X, including but not limited to a DOE Approval Notice.

            (b) Promptly following the Transfer, the Trustee will use all reasonable efforts to ensure that Strayer Education's transfer agent registers the Escrowed Shares in the name of the Trust.

            (c) This Agreement shall terminate on the date of the Transfer, subject to the next sentence.

            (d) If the University does not receive the approvals and other action listed on Schedule X, including but not limited to a DOE Approval Notice, within 120 days of the Escrow Date, (i) this Agreement shall terminate, (ii) the certificates for all of the Escrowed Shares shall be returned to the Fund and
(iii) the Fund shall regain all rights and powers with respect to the Escrowed Shares.

            6. Concerning the Escrow Agent.


            (a) The Fund agrees to pay the Escrow Agent as compensation for its services as Escrow Agent the fees set forth in its regularly adopted schedule of compensation for Trust Services in effect at the time such services are rendered. The Fund agrees to pay the Escrow Agent a minimum aggregate fee of $25,000 for services rendered under this Agreement. Such fees will be charged to the escrow account on a monthly basis until the initial deposit of cash in the account is exhausted. Upon such time as the initial cash deposit is exhausted, the Escrow Agent will bill the Fund monthly for its services. No termination fees shall apply. A copy of the Trust Services fee schedule currently in effect is shown in Schedule I attached hereto. Further the Fund agrees to pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances incurred or made by it in connection with carrying out its duties hereunder, including, without limitation, reasonable attorney's fees.

            (b) The Fund agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Escrow Agent or breach by the Escrow Agent of the terms of this Agreement, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder. The parties hereto acknowledge that the foregoing indemnity shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

            (c) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied.

            (d) The Escrow Agent may act upon any instrument or other writing provided by a duly authorized officer of any of the parties hereto believed by it in good faith to be genuine, and to be signed or presented by the proper person, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement, except for its own willful misconduct, gross negligence or breach by it of the express terms of this Agreement.

            7. Resignation of Escrow Agent; Appointment of Successor. The Escrow Agent may at any time resign by giving forty-five days' prior written notice to the Fund. The Fund may at any time remove the Escrow Agent by giving ten days' prior written notice to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor escrow agent shall be appointed by the Fund and notified to the Escrow Agent and to such successor escrow agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor escrow agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall execute and deliver to such successor escrow agent all the right, title and interest hereunder in and to the Escrowed Shares of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent.

            8. Notices. Any and all notices or other instruments to be sent to any party hereto by any other party hereto pursuant to this Agreement shall be
(a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (b) transmitted by hand delivery, (c) sent charges prepaid by next-day or overnight mail or delivery or (d) sent by telecopy or e-mail, addressed as follows:

      (i)   if to the Fund, to:

                New Mountain Partners, L.P.
                712 Fifth Avenue
                23rd Floor
                New York, NY 10019
                Telephone:  (212) 720-0300
                Telecopy:  (212) 582-1816
                Attention:  Steven B. Klinsky
                E-mail:  sklinsky@newmountaincapital.com

                with a copy to:

                Debevoise & Plimpton LLP
                919 Third Avenue
                New York, NY  10022
                Telephone:  (212) 909-6000
                Telecopy:  (212) 909-6836
                Attention:  Jennifer J. Burleigh, Esq.
                E-mail:  jjburleigh@debevoise.com

      (ii)  if to the Trustee, to:

                Bank of America, N.A.
                Private Bank
                NC1-002-22-22
                101 South Tryon Street
                Charlotte, NC 28255
                Telephone:  (704) 386-1006
                Telecopy:  (704) 387-0398
                Attention:  DeDe Gerhart
                E-mail:  dede.gerhart@bankofamerica.com

      (iii) if to the Escrow Agent, to:

                Bank of America, N.A.
                Private Bank
                NC1-002-22-22
                101 South Tryon Street
                Charlotte, NC 28255
                Telephone:  (704) 386-1006
                Telecopy:  (704) 387-0398
                Attention:  DeDe Gerhart
                E-mail:  dede.gerhart@bankofamerica.com

or, in each case, to such other address as may be specified in writing to the other parties hereto.

            9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns and legal representatives of the Fund, the Trustee and the Escrow Agent.


            10. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York, without giving effect to the conflict of laws rules thereof to the extent such rules would require or permit the application of the laws of another jurisdiction.


            11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


            12. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought and by the Escrow Agent. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

            13. Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

            14. Change of Control of Escrow Agent. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first above written.

                                BANK OF AMERICA, N.A.,
                                as Escrow Agent

                                By: /s/ DeDe Gerhart
                                    ----------------
                                        Name: DeDe Gerhart
                                       Title: Vice President

                                NEW MOUNTAIN PARTNERS, L.P.

                                By:  NEW MOUNTAIN INVESTMENTS, L.P., its
                                        general partner

                                By:  NEW MOUNTAIN GP, LLC, its
                                        general partner

                                By: /s/ Steven B. Klinsky
                                    ---------------------
                                        Name:  Steven B. Klinsky
                                       Title:  Member

                                BANK OF AMERICA, N.A.,
                                as Trustee

                                By: /s/ DeDe Gerhart
                                    ----------------
                                        Name: DeDe Gerhart
                                       Title: Vice President

                                   SCHEDULE X

                 Education Agencies; Approvals and Other Action

Approval and other action by the following Education Agencies must be obtained prior to the Escrow Date, except those approvals indicated with an asterisk which cannot be obtained prior to the Escrow Date. Approval and other action by the following Education Agencies must be obtained prior to the Termination Date, including those approvals indicated with an asterisk.

1.    U.S. Department of Education*

2.    Georgia Nonpublic Postsecondary Education Commission*

3.    North Carolina Community College System

                                                                      Schedule I
                                                                      ----------

                                                          [BANK OF AMERICA LOGO]

The Private Bank

TRUST SERVICES

SCHEDULE OF FEES

      As your trustee, The Private Bank at Bank of America will provide trust management services, and is also able to provide portfolio management and safekeeping of securities, if you choose. In addition, collection and distribution of interest and dividends, execution of the purchase or sale of securities, daily cash investment, and periodic investment reports and transaction statements are provided. If your account is invested in Nations Funds, see the prospectus for information on fund expenses.

ANNUAL FEES ON MARKET VALUE OF FINANCIAL ASSETS

RATE                                       CURRENT MARKET VALUE
----                                       --------------------
1.45% on the first                              $1,000,000
0.90% on the next                               2,000,000
0.70% on the next                               2,000,000
0.55% on the next                               5,000,000
0.45% on the balance over                       10,000,000


The minimum annual market value fee for all assets included in these trust services is $8,000.

Fees in accordance with published schedules will apply for investments in the Consulting Group Portfolios (Portfolio Selects Program), tax return preparation, management and valuation of closely held business interests, oil and gas services, note and mortgage services, real estate property management and distributions. Charges for asset distributions and terminations will reflect the time, effort and costs involved.

When special or unusual services are required, outside of the published fee schedules, our fee will include reasonable additional compensation, out-of-pocket expenses, or both, based upon the nature of service and the extent of the duties and responsibility assumed.

Fees are subject to change and are computed and charged monthly.

                                                                       EXHIBIT A


                                IRREVOCABLE PROXY


         THIS IRREVOCABLE PROXY is entered into as of the 14th day of January, 2004, by and among New Mountain Partners, L.P., a Delaware limited partnership (the "Stockholder"), and Bank of America, N.A. in its capacity as trustee (the "Trustee") of the New Mountain Strayer Trust (the "Trust").

         WHEREAS, in anticipation of the transfer by the Stockholder to the Trust of 350,000 shares of Series A Convertible Preferred Stock (the "Shares") of Strayer Education, Inc., a Maryland corporation (the "Company"), the Stockholder is depositing the Shares into escrow pursuant to the terms of the Escrow Agreement, dated as of January 14, 2004 (the "Escrow Agreement");

         WHEREAS, the Stockholder has agreed pursuant to the Escrow Agreement, among other things, to execute an irrevocable proxy transferring voting rights with regard to the Shares to the Trustee promptly following the deposit of the Shares into escrow;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Stockholder hereby constitutes and appoints the Trustee as the Stockholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which the Stockholder is entitled to vote, for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise. All power and authority hereby conferred is coupled with an interest granted in consideration of the Trust and is irrevocable. In the event that the Trustee is unable to exercise such power and authority for any reason, the Stockholder agrees to vote all the Shares owned by the Stockholder in accordance with the Trustee's instructions at any such meeting or adjournment thereof, or provide his or her written consent thereto.

         2. The Stockholder hereby covenants and agrees that until this Proxy is terminated in accordance with the terms of Section 5 hereof, the Stockholder will not, and will not agree to, directly or indirectly, grant any proxy or interest in or with respect to the Shares or deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares.

         3. The Stockholder represents and warrants to the Trustee that the Stockholder owns beneficially and of record the 350,000 shares of Series A Convertible Preferred Stock that the Stockholder is transferring to escrow on the date hereof; the

Stockholder owns the Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, the Stockholder has not granted any proxy with respect to the Shares, deposited the Shares into a voting trust or entered into any voting agreement or other arrangement with respect to the Shares.

         4. This Proxy shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Proxy and the rights and obligations hereunder may not be assigned by the Stockholder without the prior written consent of the Trustee.

         5. This Proxy shall remain in effect from the date hereof until the termination of the Escrow Agreement.

         6. The Stockholder acknowledges that this Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events, other than the termination of the Escrow Agreement.

         7. The Stockholder hereby releases the Trustee from any and all claims based on the manner in which the Trustee exercises its right to vote the Shares pursuant to this Proxy.

         8. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by the Trustee to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

         9. If any term, provision, covenant, or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

         10. This Proxy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the provisions thereof relating to conflicts of law.

         11. This Proxy may be executed in several counterparts, each of which shall be deemed to be an original but which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have caused this Proxy to be duly executed on the date first above written.

                                  NEW MOUNTAIN PARTNERS, L.P.

                                  By:  New Mountain Investments, L.P., its
                                       general partner

                                       By:   New Mountain GP, LLC, its general
                                             partner


                                             By:  /s/ Steven B. Klinsky
                                                  -----------------------------
                                                  Name:  Steven B. Klinsky
                                                  Title:    Member



                                  BANK OF AMERICA, N.A., as Trustee


                                           By:     /s/ DeDe Gerhart
                                                  -----------------------------
                                                  Name:  DeDe Gerhart
                                                  Title:    Vice President

                                                                       EXHIBIT B


                         THE NEW MOUNTAIN STRAYER TRUST

         THIS AGREEMENT is made and delivered as of the 23rd day of December, 2003, between NEW MOUNTAIN PARTNERS, L.P., a Delaware Limited Partnership (hereinafter referred to as the "Settlor"), and BANK OF AMERICA, N.A. (hereinafter and its successors collectively referred to as the "Trustee"), creating the "New Mountain Strayer Trust."


                              W I T N E S S E T H:
                               - - - - - - - - - -

         The Settlor hereby irrevocably assigns, transfers and conveys to the Trustee the property listed on Schedule A, receipt of which is hereby acknowledged by the Trustee. The property from time to time held by the Trustee is hereinafter sometimes referred to as the "trust fund." The Trustee shall hold the property of the trust fund, IN TRUST, shall manage, invest and reinvest the same, shall collect the income therefrom and shall dispose of the same as follows:

                                 ARTICLE FIRST

                          Disposition of the Trust Fund

         A. The Trustee shall make distributions pursuant to this Subdivision A upon the receipt of proceeds of any Sale and upon the receipt of cash or marketable securities as a distribution or dividend (each such receipt a "Distribution Event"). Within sixty (60) days of a Distribution Event, the Trustee shall transfer, pay over and distribute the cash or marketable securities received by the trust (net of any administration expenses including, without limitation, those payable pursuant to Article FOURTH, hereinafter the "Net Distribution Amount") to and among the General Partner and those persons who were citizens or residents of the United States or domestic corporations within the meaning of Section 672(f)(1) of the Code and Limited Partners of the Settlor as of the closing date of the Sale or the record date of such distribution or dividend, as the case may be, pro rata among such Partners in the same proportions as their capital contributions to the Settlor with respect to the Strayer Stock as of such date (hereinafter the "Recipients").

         B. On January 18, 2010 or the earlier dissolution of the Settlor, the trust shall terminate and the Trustee shall transfer, pay over and distribute all remaining assets comprising the trust fund among the Recipients as of such date, pro rata in the same proportions as the capital contributions of the Recipients to the Settlor with respect to the Strayer Stock as of such date.

         C. In determining the identity of the Recipients and the proportions of their capital contributions to the Settlor for the purposes of Subdivisions A and B of this Article, the Trustee shall be entitled to rely upon a certificate which shall be provided to the Trustee by the Settlor within thirty (30) days of a Distribution Event, upon termination of the trust and upon demand by the Trustee at any time.

                                 ARTICLE SECOND

                    Trustee Powers and Administrative Matters

         A. 1. The Trustee is expressly authorized to receive and hold Strayer Stock as a contribution from the Settlor and to acquire a limited partnership, membership, stock or other equity interest in one or more limited partnerships, limited liability companies and corporations, and in connection with any such receipt or acquisition to enter into any covenants or agreements restricting the trust hereunder from selling, transferring, assigning, conveying, distributing, pledging, mortgaging, encumbering, hypothecating or otherwise transferring shares or interests in Strayer Stock or any such interest in such entity.

            2. Subject to Paragraph 3 of this Subdivision, the Trustee is expressly authorized to continue to invest and hold the entire trust fund as Strayer Stock and/or any other interest described in Paragraph 1 of this Subdivision A, notwithstanding any contrary rule of law regarding diversification of assets, delegation of investment decisions or otherwise, and further notwithstanding the fact that such property may not be marketable or liquid at any time or at all times.

            3. The Trustee is expressly directed to sell all Strayer Stock that may be received pursuant to Article SIXTH on the public market at the earliest available opportunity following the registration of such stock pursuant the Registration Rights Agreement, provided that the sale price and other market conditions at such time are favorable to the Beneficiaries as determined in the sole discretion of the Trustee. In connection with such registration and sale, the Trustee is expressly authorized to exercise on behalf of the Settlor the piggy-back registration rights described in Section 3. of the Registration Rights Agreement and held by the Settlor in its capacity as a party to the Registration Rights Agreement.

            4. It being the desire of the Settlor that the Trustee not confine the Trustee's investments of the trust under this Agreement to those authorized by law or by any rule of court, unless the Trustee shall deem such course advisable, the Settlor hereby declares that the Trustee shall not be liable for any loss sustained by the trust under this Agreement by reason of the purchase, retention, sale or exchange of any investment by the Trustee pursuant to this Subdivision and in good faith.

            5. Any decision of the Trustee with respect to the exercise or nonexercise of any discretionary power under this Agreement, or with respect to the time or manner of the exercise thereof, made in good faith, shall fully protect the Trustee and shall be conclusive and binding upon all persons interested in the trust under this Agreement. In no event and under no circumstances shall the Trustee incur any liability either individually or as Trustee, with respect to any duty, responsibility, power, authority or discretion of the Trustee under this Agreement unless the same shall be done or omitted by the Trustee by reason of willful misconduct, fraud or bad faith, and the Settlor hereby agrees that any Trustee will at all times, including after the Trustee ceases to serve as a Trustee, be protected and indemnified from the trust fund from any and all liability, loss, damages, or expenses of whatsoever kind or nature which such Trustee, individually or as Trustee, may at any time sustain or incur or become liable for by reason of acting as a Trustee hereunder, arising out of the Trustee's performance of the Trustee's duties hereunder, or otherwise arising in connection with this Agreement and the trust hereby created except by reason of willful misconduct, fraud or bad faith on the part of such Trustee.

         B. Subject to Subdivision A of this Article, the Trustee shall have, with respect to any and all property at any time held by the Trustee, whether constituting principal or income therefrom, the following powers, in addition to those granted elsewhere in this Agreement and those conferred by law:

            1. To retain any such property as an investment without regard to the proportion which such property or property of a similar character, so held, may bear to the entire amount of the trust hereunder, whether or not trustees are authorized by law or by any rule of court to invest trust funds in such property.

            2. To sell any such property at either public or private sale for cash or on credit of any duration, to exchange any such property and to grant options for the purchase of any such property, including, without limitation, stocks, with or without consideration and without any limitation on the period of any such option.

            3. To invest and reinvest in property of any character, real or personal, foreign or domestic, including, without limitation, the following: bonds; notes; debentures; mortgages; certificates of deposit; common and preferred stocks; shares or interests in partnerships or investment trusts and companies; mutual funds; participations in any common trust fund maintained by any corporate trustee acting hereunder; futures contracts in commodities of any kind (including, without limitation, financial futures, stock market indexes and currencies); and calls, puts and options (both covered and uncovered) on securities and commodities; to sell securities short and maintain and trade in both margin accounts and commodity accounts; all such investing and reinvesting to be without regard to the proportion which such property or property of a similar character, so held, may bear to the entire amount of the trust in which such property is held, whether or not trustees are authorized by law or by any rule of court to so invest trust funds.

            4. To consent to and participate in, or to oppose, any foreclosure, liquidation or plan of reorganization, consolidation, merger, combination or other similar plan and to consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to such plan.

            5. To deposit any such property with any protective, reorganization or similar committee, to delegate discretionary power thereto and to pay part of its expenses and compensation and any assessments levied with respect to such property.

            6. To exercise all conversion, subscription, voting and other rights of whatsoever nature pertaining to any such property and to grant proxies, discretionary or otherwise, with respect thereto.

            7. To make or guaranty loans or borrow money in such amounts and upon such terms, with or without security, to or from the Trustee individually or others (other than loans to the Settlor), and for such purpose or purposes as the Trustee in the Trustee's discretion may determine, and in connection therewith to execute promissory notes, mortgages or other obligations and to pledge or mortgage any such property as security.

            8. To engage and compensate agents (including, without limitation, accountants, custodians, investment advisers and attorneys, and regardless of whether the Trustee is a principal or employee thereof) to act in the Trustee's behalf, and to delegate discretionary power to such agents.

            9. To extend the time of payment of any obligation at any time owing by or to the Trustee or the trust hereunder and to compromise, settle or submit to arbitration upon such terms as the Trustee may deem advisable, or to release, with or without consideration, any claim in favor of or against the trust hereunder.

            10. To cause any such property to be held either in nominee registration, with or without indication of the fiduciary character thereof, or unregistered.

            11. In dividing or distributing the trust hereunder, or any part thereof, to make partition, division or distribution of property in kind, whether equal or disproportionate, and with or without thereafter making any adjustment for disproportionate income tax bases in such property, as the Trustee may deem advisable, and, for any such purpose, to determine the value of any such property so far as permitted by law.

            12. To change the situs of the trust property of the trust under this Agreement and/or to change the law governing the administration of such trust in any or all respects.

            13. To do all such acts, take all such proceedings and exercise all such rights and privileges, although not herein specifically mentioned, with respect to any such property, as if the absolute owner thereof and in connection therewith to make, execute and deliver any instruments and to enter into any covenants or agreements binding the trust hereunder.

         C. Persons dealing with the Trustee shall not be obligated to look to the application of any moneys or other property paid or delivered to the Trustee or to inquire into the Trustee's authority as to any transaction. All powers granted to the Trustee shall continue until actual distribution of the property.

         D. The Trustee (other than any beneficiary) may amend the administrative and technical provisions of the trust under this Agreement at any time as the Trustee deems appropriate for the proper administration of the trust, by acknowledged written instrument, with a copy delivered to the Settlor. The authority to amend pursuant to this Subdivision may not be exercised in any manner that would alter any beneficial interest in any trust. It is the Settlor's wish that the Trustee bear in mind the purpose for which the Settlor established the trust in exercising this authority to amend.

                                 ARTICLE THIRD

                            Accounting and Settlement

         A. Any Trustee may at any time and from time to time render to the General Partner an account of the acts and transactions of such Trustee with respect to the income and principal of such trust, from the date of the creation of such trust or from the date of the last previous account of such Trustee, as the case may be; and the General Partner shall have full power and authority on behalf of all persons and entities interested in such trust finally to settle and adjust such account; and upon such account being settled and adjusted to the satisfaction of the General Partner, it shall be binding and conclusive upon each and every person and entity (whether or not then living or then ascertainable) who shall then or thereafter be or become interested in either the income or the principal of such trust, with like effect as a judgment of a court having jurisdiction judicially settling such account in an action in which such Trustee and all persons having or claiming any interest in such trust were parties; and the approval by the General Partner of such account shall constitute a full discharge and release of such Trustee and of the estate of any deceased Trustee for whom such account is rendered, from all further liability, responsibility and accountability for or with respect to the acts and transactions of such Trustee as set forth in said account, as to both income and principal of such trust.

         B. Nothing contained in this Article shall preclude any Trustee from having an account judicially settled or from filing periodic accounts if such Trustee shall deem such settlement or such filing advisable.

         C. If, in any accounting or other proceeding or in any nonjudicial settlement of any Trustee's account, any party to such proceeding or settlement shall be a person under a disability, service of process in such proceeding shall not be required upon such person under a disability, or such person under a disability shall not be required to join in such settlement, if there is another person, not under a disability, who is a party to the proceeding or settlement and who has the same interest as the person under a disability.

                                 ARTICLE FOURTH

                                    Trustees

         A. 1. The Trustee shall have the power to designate a successor Trustee (other than the Settlor). If within forty-five (45) days of the event creating a vacancy in the office of Trustee no designation of successor Trustee shall have been made pursuant to the foregoing provisions of this Subdivision A and no Trustee shall be acting hereunder, then the Settlor shall have the power to designate a successor Trustee.

            2. Any designation of a successor Trustee pursuant to this Article shall be made by a duly acknowledged instrument in writing designating a bank or trust company with at least $1 billion under management and with authority to act as Trustee in the jurisdiction in which the trust is then situated. Any such instrument of designation shall become effective according to its terms and shall be revocable by a similar instrument at any time before such designation shall become effective. In the event that the same person shall have executed more than one instrument designating a successor, then the instrument that shall bear the most recent date and shall be unrevoked shall govern.

         B. 1. Any Trustee may resign at any time and for any reason.

            2. Any such resignation shall be effected by a duly acknowledged instrument in writing delivered to the successor of the resigned Trustee and to the Settlor, and filed with the records of the trust to which it relates.

         C. No Trustee shall be required to give any bond or other security in any jurisdiction whatever, whether for the faithful performance of such Trustee's duties, to secure payment or payments on account of commissions, or otherwise, and if, notwithstanding this direction, any such bond or other security shall be required, no sureties shall be required thereon.

         D. 1. The Settlor agrees to pay Bank of America as compensation for its services as Trustee the fees set forth in its regularly adopted schedule of compensation for Trust Services in effect at the time such services are rendered. The Settlor agrees to pay the Trustee a minimum aggregate fee of $75,000 for services rendered under this Agreement. To the extent of cash contributed by the Settlor to the Trust as set forth on Schedule A and remaining on hand from time to time, such fees will be paid out of such cash and to that extent the Settlor will be relieved of the obligation to pay such fees as set forth in the preceding two sentences. Upon such time as the initial cash on Schedule A is exhausted, the Trustee will bill the Settlor monthly for its services. No termination fees shall apply. A copy of the Trust Services fee schedule currently in effect is shown in Exhibit 1.

            2. The reasonable compensation of each successor Trustee shall be fixed by agreement or as provided in the instrument of designation of such Trustee. If no agreement has been made pursuant to the foregoing provisions of this Paragraph and no compensation is specified in the instrument of designation, each successor Trustee's compensation shall be the compensation to which a sole individual Trustee of an express trust shall be entitled under New York law in effect at the time such compensation is payable.

            3. In addition to the foregoing provisions of this Subdivision, the Trustee shall be specifically entitled to the reimbursement of any costs and expenses the Trustee incurs in connection with the administration of the trust, including, without limitation, the costs associated with engaging accountants, custodians, investment advisers and/or attorneys. Such reimbursement (i) shall be paid from the proceeds of any sale of trust property and (ii) shall occur prior to the distribution of proceeds to the beneficiaries pursuant to Subdivision A of Article FIRST. In the event proceeds are not available to reimburse such expenses within a reasonable time, the Settlor agrees to reimburse such expenses upon thirty
      (30) days written notice from the Trustee.

                                 ARTICLE FIFTH

                        Irrevocability and Governing Law

         This Agreement shall be irrevocable and unamendable by the Settlor. Subject to the Trustee's power to change the situs of the trust property of the trust hereunder and/or to change the law governing the administration of such trust, this Agreement and the trust hereunder shall be governed and construed in all respects according to the laws of the State of New York.

                                 ARTICLE SIXTH

                               Additions to Trust

         At any time the Settlor may add (i) Strayer Stock and (ii) any dividends with respect to such Strayer Stock to the trust hereunder, but there shall be no other additions of any property to the trust hereunder.

                                ARTICLE SEVENTH

                                 No Assignments

         Neither the principal nor the income of the trust under this Agreement, so long as the same is held by the Trustee, shall be subject to assignment or any other anticipation by the beneficiary for whom the same is intended, nor to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process.

                                 ARTICLE EIGHTH

                       Special Tax and Pourover Provisions

         A. Notwithstanding any other provision of this Agreement, the Trustee is authorized and empowered to pay over to the trustees of any other trust having substantially identical terms and conditions for the same beneficiaries any or all principal (and income on hand or accrued) out of the trust hereunder or out of property otherwise directed to be held in the trust hereunder, for the primary benefit of such beneficiary or beneficiaries, if such other trust was created by the Settlor, regardless of when such other trust was created (whether before or after the creation of the trust hereunder), and whether or not such other trust was created for the express purpose of being the repository of such principal and/or income.

         B. Notwithstanding anything to the contrary in Paragraph 7 of Subdivision B of Article SECOND hereof, the Trustee shall have the power at any time or times to lend the trust corpus or income without adequate security to the Settlor on such terms as the Trustee shall deem appropriate and to demand repayment of any such loan at any time and for any reason or for no reason. Such power may be exercised at any time, and for any reason (or for no reason), in the sole, absolute and unreviewable discretion of the Trustee with respect to the trust under this Agreement.

                                 ARTICLE NINTH

                              Rules of Construction

         A. Except as otherwise specifically provided in this Agreement, each reference herein to:

            1. "Distribution Event" and "Net Distribution Amount" shall have the meanings set forth in Subdivision A of Article FIRST;

            2. "General Partner" of the Settlor shall mean New Mountain Investments, L.P., a Delaware limited partnership;

            3. The "Internal Revenue Code," the "Code" or to a Section thereof, shall be deemed to mean and refer either to the United States Internal Revenue Code of 1986 or such Section thereof, as amended, or to such other statutory provisions as shall correspond thereto;

            4. "Limited Partners" of the Settlor shall mean the individuals or entities listed on Schedule A of the Settlor's Limited Partnership Agreement, as amended and restated from time to time;

            5. "Partners" of the Settlor shall mean the General Partner and the Limited Partners of the Settlor from time to time;

            6. "Registration Rights Agreement" for purposes of Subdivision A of Article SECOND shall mean a certain Registration Rights Agreement dated May 15, 2001 entered into by and among New Mountain Partners, L.P., DB Capital Investors, L.P. and Strayer Education, Inc., a Maryland Corporation;

            7. "Sale" shall mean any disposition of trust property (other than cash or marketable securities) for consideration consisting of cash and/or marketable securities;

            8. "Strayer Stock" shall mean the aggregate of all stock in Strayer Education, Inc., a Maryland corporation, held at any time by the Settlor and by the Trustee as an asset of the trust fund; and

            9. The "Trustee" shall be deemed to mean and refer to the Trustee at the time acting under this Agreement, and except as otherwise specifically provided in this Agreement, the powers, privileges and immunities and the discretions granted herein shall attach to the office of Trustee and shall continue as long as any assets are held in trust under this Agreement and until the final distribution thereof.

         B. Whenever necessary or appropriate, the use herein of any gender shall be deemed to include the other genders and the use herein of either the singular or the plural shall be deemed to include the other.

         C. The headings in this Agreement have been inserted solely for convenient reference and shall be ignored in its construction.

         D. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         E. This Agreement shall become effective as of the day and year first above written.



         IN WITNESS WHEREOF, the Settlor and the Trustee have hereunto set their respective hands as of the day and year first above written.


                              NEW MOUNTAIN PARTNERS, L.P., Settlor

                              By: New Mountain Investments, L.P.,
                                     its general partner

                                        By: New Mountain GP, LLC,
                                               its general partner



                                                By:  /s/ Steven B. Klinsky
                                                     --------------------------
                                                       Steven B. Klinsky
                                                       Managing Member




                              BANK OF AMERICA, N.A., Trustee




                                                By:  /s/ DeDe Gerhart
                                                     --------------------------
                                                       DeDe Gerhart
                                                       Vice President

STATE OF  New York)
                                            :   ss.:
COUNTY OF  New York)


On December 23rd , 2003, before me, the undersigned, personally appeared STEVEN
B. KLINSKY, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.




                                                     /s/ Larkin Willis
                                                     ---------------------------
                                                     Notary Public


STATE OF   North Carolina)
                                            :   ss.:
COUNTY OF   Mecklenburg)


On December 23rd , 2003, before me, the undersigned, personally appeared DEDE GERHART, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument and that such individual made such appearance before the undersigned in Charlotte, North Carolina.




                                                     /s/ Doris W. Marsly
                                                     ---------------------------
                                                     Notary Public

                                   SCHEDULE A


                   Seventy-Five Thousand Dollars ($75,000.00)

                                                                       Exhibit 1
                                                                       ---------

                                                          [BANK OF AMERICA LOGO]

The Private Bank

TRUST SERVICES

SCHEDULE OF FEES

      As your trustee, The Private Bank at Bank of America will provide trust management services, and is also able to provide portfolio management and safekeeping of securities, if you choose. In addition, collection and distribution of interest and dividends, execution of the purchase or sale of securities, daily cash investment, and periodic investment reports and transaction statements are provided. If your account is invested in Nations Funds, see the prospectus for information on fund expenses.

ANNUAL FEES ON MARKET VALUE OF FINANCIAL ASSETS

RATE                                       CURRENT MARKET VALUE
----                                       --------------------
1.45% on the first                              $1,000,000
0.90% on the next                               2,000,000
0.70% on the next                               2,000,000
0.55% on the next                               5,000,000
0.45% on the balance over                       10,000,000


The minimum annual market value fee for all assets included in these trust services is $8,000.

Fees in accordance with published schedules will apply for investments in the Consulting Group Portfolios (Portfolio Selects Program), tax return preparation, management and valuation of closely held business interests, oil and gas services, note and mortgage services, real estate property management and distributions. Charges for asset distributions and terminations will reflect the time, effort and costs involved.

When special or unusual services are required, outside of the published fee schedules, our fee will include reasonable additional compensation, out-of-pocket expenses, or both, based upon the nature of service and the extent of the duties and responsibility assumed.

Fees are subject to change and are computed and charged monthly.